Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the balance sheet of DynaVox Inc. dated February 9, 2010, appearing in Amendment No. 4 to Registration Statement No. 333-164217 of DynaVox Inc.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

April 21, 2010